As filed with the Securities and Exchange Commission on April 12, 2016

Registration No. 333-195783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 2 to

FORM S-1

On

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	99-0367049
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

1-510-984-1761

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mr. Thomas Looby, Interim CEO

Ekso Bionics Holdings, Inc.

1414 Harbour Way South, Suite 1201

Richmond, California 94804

1-510-984-1761

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michelle L. Basil

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 439-2000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-195783) (the “Registration Statement”) of Ekso Bionics Holdings, Inc. (the “Company”) is being filed to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that was filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2016 and to convert the Form S-1 into a Registration Statement on Form S-3 pursuant to the transaction eligibility requirements of Form S-3 General Instruction I.B.1.

The Registration Statement was originally declared effective by the SEC on June 20, 2014. The Registration Statement registered 67,134,768 shares of our common stock on behalf of selling stockholders, of which 31,079,768 shares were then issued and outstanding and 36,055,000 were issuable upon exercise of common stock purchase warrants. Since June 20, 2014, warrants to purchase 22,929,200 have been exercised. In addition, we believe that some of the shares of common stock registered hereby have been previously sold or otherwise transferred by the selling stockholders.

On April 3, 2015, Post-Effective Amendment No. 1 to the Registration Statement was declared effective by the SEC. Post-Effective Amendment No. 1 included the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the SEC on March 19, 2015.

No additional securities are being registered under this Post-Effective Amendment No. 2.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 12, 2016

Ekso Bionics Holdings, Inc.

Prospectus

67,134,768 Shares

Common Stock

This prospectus relates to the sale of up to 67,134,768 shares of our common stock, par value $0.001 per share, by the selling stockholders of Ekso Bionics Holdings, Inc., a Nevada corporation, listed in this prospectus.  Of the shares being offered, 54,008,968 are presently issued and outstanding, and 13,125,800 are issuable upon exercise of common stock purchase warrants. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on OTC Markets under the symbol “EKSO.” On April 8, 2016, the last reported sale price for our common stock was $0.98 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements.

Our business and an investment in our securities involve a high degree of risk.  Before making any investment in our securities, you should read and carefully consider risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed Quarterly and Current Reports that are incorporated herein by reference.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated                                  , 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information other than that contained in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document, even though this prospectus is delivered or securities are sold on a later date. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless the context indicates otherwise, all references in this registration statement to “Ekso Bionics Holdings,” the “Company,” “we,” “us” and “our” refer to Ekso Bionics Holdings, Inc., and its wholly-owned consolidated subsidiaries, Ekso Bionics, Inc., Ekso Bionics Limited and Ekso Bionics GmbH; and references to “Ekso Bionics” refer to Ekso Bionics, Inc., and its subsidiary.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You carefully should read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Overview

The Company designs, develops and sells exoskeletons that have applications in healthcare, industrial, military, and consumer markets. Our exoskeleton systems are worn over the user’s clothing to enhance human strength, endurance and mobility. These systems serve multiple markets and can be used both by able-bodied users as well as by persons with physical disabilities. We or our partners have sold, rented or leased devices that (a) enable individuals with neurological conditions affecting gait (for example, spinal cord injury or stroke) to rehabilitate and to walk again; (b) allow industrial workers to perform heavy duty work for extended periods; and (c) permit soldiers to carry heavy loads for long distances while mitigating lower back, knee, and ankle injuries.

Corporate Information

We were incorporated as PN Med Group Inc. in Nevada on January 30, 2012. Prior to the Merger and Split-Off (each as defined below), our business was to distribute medical supplies and equipment in Chile.

On January 15, 2014, our wholly-owned subsidiary, Ekso Acquisition Corp., a corporation formed in the State of Delaware on January 3, 2014, merged with and into Ekso Bionics, Inc., a corporation incorporated in the State of Delaware on January 19, 2005 (the “Merger”). Ekso Bionics was the surviving corporation in the Merger and became our wholly-owned subsidiary. All of the outstanding Ekso Bionics stock was converted into shares of our common stock.

In connection with the Merger and pursuant to a split-off agreement and general release, we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholders, in exchange for the surrender by them and cancellation of 17,483,100 shares of our common stock (the “Split-Off”).

As a result of the Merger and Split-Off, we discontinued our pre-Merger business and acquired the business of Ekso Bionics, and have continued the existing business operations of Ekso Bionics as a publicly-traded company under the name Ekso Bionics Holdings, Inc.

Our principal executive offices are located at 1414 Harbour Way South, Suite 1201, Richmond, California 94804. Our telephone number is 1-510-984-1761. Our website address is www.eksobionics.com. The information on, or that can be accessed through, our website is not part of this prospectus.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the selling stockholders listed in this prospectus, of up to 67,134,768 shares of our common stock.  Of the shares being offered, 54,008,968 are presently issued and outstanding and 13,125,800 are issuable upon exercise of common stock purchase warrants.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Selected Risks Associated With an Investment in Shares of Our Common Stock

An investment in shares of our common stock is highly speculative and is subject to numerous risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q and those contained in our other filings with the SEC, which are incorporated herein by reference. You should carefully consider these risks before making an investment. Some of these risks include:

•	We have a limited operating history upon which investors can evaluate our future prospects.

•	Our products may not be accepted in the market.

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•	We may fail to obtain or maintain adequate intellectual property protection, and may not be able to prevent third parties from using our proprietary technologies.

•	We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

•	We may not be able to complete our planned clinical studies in a timely manner, or at all, and the results of such studies may not support our product candidate claims.

•	We may not be able to obtain and maintain adequate levels of third party-reimbursement for our products.

•	The technology of load carriage exoskeletons (such as our HULC® human exoskeleton) is at a very early stage of development, and the technology may not be broadly adopted in military or other markets.

•	We may be unable to manage our growth and entry into new business areas.

•	We have a history of losses and we may not achieve or sustain profitability in the future.

•	If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

•	You could lose all of your investment.

•	You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

•	There currently is a limited market for our common stock and there can be no assurance that a consistent trading market will ever develop. Failure to maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups, or JOBS, Act enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three year period, we would cease to be an emerging growth company prior to the end of such five year period.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this registration statement and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

Common stock currently outstanding	109,227,739 shares (1)

Preferred stock currently outstanding	9,258 shares of Series A convertible preferred stock (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	67,134,768 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	EKSO

Risk Factors	Investing in our common stock involves a high degree of risk. See "Risk Factors" below.

(1)	As of April 1, 2016.
(2)	Consists of 54,008,968 outstanding shares of common stock and 13,125,800 shares of common stock issuable upon exercise of common stock purchase warrants.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, contain forward-looking statements. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iv) our beliefs regarding the potential for commercial opportunity for exoskeleton technology in general and our exoskeleton products in particular, (v) our beliefs regarding potential clinical and other health benefits of our medical devices, and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of medical devices and the healthcare industry, the results of clinical studies or trials, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned “Risk Factors” and elsewhere in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.

Readers should read this prospectus in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this prospectus, and other documents which we may file from time to time with the SEC.

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RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the risks and uncertainties and all other information contained in or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q and those contained in our other filings with the SEC, which are incorporated herein by reference. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of (a) up to 53,229,200 outstanding shares of common stock sold to investors in our private placement offering conducted in January and February, 2014 (the “PPO”) or issued upon exercise of warrants sold to investors in our PPO, (b) up to 779,768 outstanding shares of common stock held by certain other stockholders, (c) up to 12,900,800 shares of common stock issuable upon exercise of common stock purchase warrants issued to investors and to the placement agent in our PPO and in the Ekso Bionics bridge financing completed in November 2013 (together with the PPO, the “2014 Offering”), and (d) up to 225,000 shares of common stock issuable upon exercise of common stock purchase warrants issued to a former lender.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the columns “Shares of common stock owned prior to this Offering and Registered hereby” and “Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered hereby” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions registered under the registration statement of which this prospectus forms a part, or transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after April 1, 2016 (the “Determination Date”), through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

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Selling Stockholder	Shares of common stock Beneficially owned Prior to the Offering	Shares of common stock owned Prior to this Offering and Registered hereby	Shares Issuable Upon Exercise of Warrants owned Prior To this Offering and Registered hereby[1]	Shares of common stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
2000 Separate Property Revocable Trust Larry Haimovitch TTEE U/A/D 5/9/2000[4]	50,000	50,000	0	0	*
Aleksander Ablovatskiy[5]	10,000	10,000	0	0	*
George Abraham	200,000	200,000	0	0	*
Deepak H. Aggarwal	50,000	50,000	0	0	*
Renald & Catherine Anelle	80,000	80,000	0	0	*
Animeros Enterprises Limited[6]	185,000	185,000	0	0	*
Aaron Appel	50,000	50,000	0	0	*
B & H Electronics (H.K.) Limited[7]	500,000	469,567	0	30,433	*
Michael & Julie Barber[8]	60,000	30,000	30,000	0	*
Barclay Armitage	14,000	14,000	0	0	*
Kari D. Battles	30,000	30,000	0	0	*
Bell Family Trust dated 2/2/1995 as Amended, Hester L. Bell & Lon E. Bell, Trustees[9]	525,000	500,000	25,000	0	*
David W. & Clelia D. Bernhardt[10]	25,000	25,000	0	0	*
Bialla & Associates Inc. Pension and Profit Sharing Plan [11]	146,542	100,000	0	46,542	*
Alan Bilzi	70,000	70,000	0	0	*
Bionic Partners, LLC[12]	6,001,721	3,281,687	745,000	1,975,034	1.8%
Jonathan & Gina Blatt[13]	169,811	50,000	50,000	69,811	*
Jonathan & Gina Blatt Children's Trust[14]	58,609	20,000	20,000	18,609	*
David Blau	485,524	235,524	250,000	0	*
Christopher J. and Denise M. Blum[15]	60,000	60,000	0	0	*
Gregory J. & Heidi H. Borca[16]	54,200	4,200	50,000	0	*
David Daniel Boren[17]	186,626	20,000	20,000	146,626	*
Kenneth W. Borgnino	40,000	20,000	20,000	0	*
Andrew S. Brenner	435,000	185,000	250,000	0	*
Brian J. Brille	500,000	250,000	250,000	0	*
Brio Capital Master Fund Ltd[18]	413,770	413,770	0	0	*
Sergey Brudanin & Inna Mammuta	7,600	7,600	0	0	*
Robert Burkhardt	85,000	60,000	25,000	0	*
John Busby	300,000	200,000	100,000	0	*
Scott Cardone[19]	16,006	0	16,006	0	*
Gregg E. Chaplin	100,000	100,000	0	0	*
Allen Chase Foundation[20]	60,000	60,000	0	0	*
O. Stuart Chase[21]	25,000	25,000	0	0	*
Daniel B. Chestler	125,000	100,000	25,000	0	*
Choi Family Trust dated March 15, 2001 [22]	200,000	100,000	100,000	0	*
Jong T. Choi, Roth IRA[23]	400,000	200,000	200,000	0	*
Joon Nak Choi	200,000	100,000	100,000	0	*
Clem, LLC[24]	140,000	140,000	0	0	*
Joseph Codi	50,000	50,000	0	0	*
Richard D. Cohen	100,000	100,000	0	0	*
Marc Cohn & Sally Rogoff Cohn	40,000	40,000	0	0	*
Lee Harrison Corbin	165,000	140,000	25,000	0	*
Howard Cowan[25]	50,000	50,000	0	0	*
Chris Cozzolino[26]	16,698	0	16,698	0	*
Mark D’Azevedo	60,000	60,000	0	0	*
Dafna Lifescience LP27	173,200	0	173,200	0	*
Dafna Lifescience Market Neutral LP28	37,200	0	37,200	0	*

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Selling Stockholder	Shares of common stock Beneficially owned Prior to the Offering	Shares of common stock owned Prior to this Offering and Registered hereby	Shares Issuable Upon Exercise of Warrants owned Prior To this Offering and Registered hereby[1]	Shares of common stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
Dafna Lifescience Select LP29	289,600	0	289,600	0	*
Robert Dayton II	30,000	30,000	0	0	*
Paul DeFeo	25,000	25,000	0	0	*
Michael R. Diaz	75,000	75,000	0	0	*
Alfred J. DiFiore, Jr.	10,000	5,000	5,000	0	*
Robert W. Dilfer[30]	102,226	50,000	0	52,226	*
Theodore G. Dimitry	60,000	60,000	0	0	*
Barrett S. DiPaolo[31]	30,000	30,000	0	0	*
Carl J. Domino	475,000	200,000	50,000	225,000	*
Due Mondi Investments, Ltd.[32]	105,000	80,000	25,000	0	*
Stephen Dusterdick	50,000	50,000	0	0	*
EFD Capital Inc.[33]	137,158	0	137,158	0	*
EMAC SRL[34]	700,000	700,000	0	0	*
Jonas A. Edstrom	50,000	0	50,000	0	*
Thomas Eisenberg	93,000	43,000	50,000	0	*
Suzanne B. Engel	50,000	50,000	0	0	*
F&M Star Alliance[35]	190,000	74,000	116,000	0	*
Four JR Investments Ltd.[36]	100,000	100,000	0	0	*
Irwin James and Karen Kay Frankel[37]	500,000	0	500,000	0	*
Robert David Frankel	30,000	30,000	0	0	*
Charles Freeland	200,000	100,000	100,000	0	*
David Frydrych	220,000	110,000	110,000	0	*
John P. Funkey Revocable Trust dtd 2/26/96 [38]	16,000	0	16,000	0	*
John D. Gibbs	800,000	400,000	400,000	0	*
Gibralt Capital Corporation[39]	500,000	500,000	0	0	*
Peter C. Gould	41,500	29,000	12,500	0	*
Jonathan P. & Laura Greene	12,500	7,500	5,000	0	*
Murray W. Grigg	100,000	50,000	50,000	0	*
Irwin Gruverman	125,000	100,000	25,000	0	*
Gubbay Investments, LLC[40]	75,000	50,000	25,000	0	*
H Investment Company LLC[41]	500,000	400,000	100,000	0	*
Jay Michael Haft	100,000	100,000	0	0	*
Marilyn Hamilton[42]	581,547	200,000	200,000	181,547	*
Kimberly Hanley[43]	2,197	0	2,197	0	*
Hannah Rose Holdings, LLC[44]	50,000	0	50,000	0	*
Brad Harkavy	20,000	15,000	5,000	0	*
Robert W. Harrigan[45]	100,000	100,000	0	0	*
Todd Harrigan[46]	68,400	0	68,400	0	*
Roland F. Hartman - Revocable Trust Agreement between Roland F. Hartman and Roland T. Hartman Trust Dtd. 6/5/1998 [47]	50,000	50,000	0	0	*
Jeffrey W. & Tamara L. Hayzlett[48]	50,000	50,000	0	0	*
Helmsbridge Holdings Limited[49]	50,000	0	50,000	0	*
Timothy J. Herrmann[50]	43,698	0	43,698	0	*
Thomas A. Hillman[51]	50,000	37,500	12,500	0	*
Pauline M. Howard Trust, Candy D'Azevedo TTEE [52]	30,000	25,000	5,000	0	*
Byron C. Hughey	15,000	15,000	0	0	*
Daniel W. and Allaire Hummel	45,000	45,000	0	0	*
Alan and Patricia Hunstock[53]	129,254	39,627	0	89,627	*
Andre Iseli	75,000	75,000	0	0	*
Lindsay Jacobson	32,700	32,700	0	0	*
Alec Jaret	50,000	50,000	0	0	*
Howard A. & Susan Kalka[54]	65,000	40,000	25,000	0	*

7

Selling Stockholder	Shares of common stock Beneficially owned Prior to the Offering	Shares of common stock owned Prior to this Offering and Registered hereby	Shares Issuable Upon Exercise of Warrants owned Prior To this Offering and Registered hereby[1]	Shares of common stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
Peter Scott Kastner	50,000	50,000	0	0	*
Richard T. Kingston Jr.	25,000	25,000	0	0	*
Mackie Klingbeil	175,000	100,000	75,000	0	*
Timothy M. Klohck	35,000	10,000	25,000	0	*
Peter M. Knapp, Jr.	35,000	35,000	0	0	*
Ryan Konik[55]	17,940	0	17,940	0	*
Stuart Krieger	300,000	300,000	0	0	*
John C. Kroening[56]	70,000	35,000	35,000	0	*
Elizabeth Kweon	67,000	50,000	0	17,000	*
LGA Design Corp[57]	0	0	670,912	0	*
Bill G. Lance	40,000	20,000	20,000	0	*
David Landskowsky[58]	101,080	0	101,080	0	*
William S. Lapp	50,000	0	50,000	0	*
Angela Layton[59]	179,623	20,000	20,000	139,623	*
Craig L. Leipold	200,000	200,000	0	0	*
Jonathan Kyle Leipold	75,000	25,000	50,000	0	*
Mark Leopold	4,752	4,752	0	0	*
David Eliot Levin and Julie Scarpelli[60]	73,270	40,000	10,000	23,270	*
Mike Levine	45,000	15,000	30,000	0	*
Allan Lipkowitz Revocable Living Trust UAD 8/26/2005	50,000	50,000	0	0	*
Eliezer Lubitch	200,000	200,000	0	0	*
Lauren Lung	50,000	50,000	0	0	*
Rod Manning[61]	124,262	75,000	0	49,262	*
Joseph O. Manzi	95,000	70,000	25,000	0	*
Martillo Finance Ltd.[62]	200,000	200,000	0	0	*
Mat 9 LLC[63]	161,250	161,250	0	0	*
Edward T. Maurer	40,000	20,000	20,000	0	*
Lindsey McGrandy[64]	1,884	0	1,884	0	*
Charles & Diane Medici[65]	25,000	25,000	0	0	*
Merker Family LP66	20,000	10,000	10,000	0	*
D. Jonathan Merriman Trust[67]	100,000	50,000	50,000	0	*
Meryle Evans Family Trust[68]	100,000	100,000	0	0	*
Oliver Mitchell	50,000	0	50,000	0	*
Andrea I. Nathanson[69]	2,500	2,500	0	0	*
Nervi Immobiliare SRL[70]	500,000	500,000	0	0	*
Nexus Direct IRA, LLC FBO John Cotter IRA #09-111251[71]	200,000	100,000	100,000	0	*
Northlea Partners, LLLP[72]	125,000	100,000	25,000	0	*
Gilbert S. Omenn	140,000	140,000	0	0	*
Opus Point Healthcare Innovations Fund L.P. [73]	400,000	150,000	250,000	0	*
Mark Pacchini Rev. Living Trust dtd 8/21/92 [74]	4,948	4,948	0	0	*
Lukas and Joanna Partridge[75]	40,000	40,000	0	0	*
Claude M. Penchina Revocable Family Trust [76]	100,000	100,000	0	0	*
Karl and Kelly Post[77]	50,000	50,000	0	0	*
Itai Preis	40,000	40,000	0	0	*
Martin Prinz[78]	48,408	0	36,408	12,000	*
William C. Purdon	60,000	60,000	0	0	*
RMR Wealth Management, LLC[79]	67,725	0	67,725	0	*
RS & VS Ltd.[80]	50,000	50,000	0	0	*
Stan Rabinovich[81]	250,000	250,000	0	0	*
Stan Rabinovich, C/F Benjamin Rabinovich UTMA[82]	20,000	20,000	0	0	*
Stan Rabinovich, C/F Jordan Rabinovich UTMA [82]	20,000	20,000	0	0	*

8

Selling Stockholder	Shares of common stock Beneficially owned Prior to the Offering	Shares of common stock owned Prior to this Offering and Registered hereby	Shares Issuable Upon Exercise of Warrants owned Prior To this Offering and Registered hereby[1]	Shares of common stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
Stan Rabinovich, C/F Mia Rabinovich UTMA [82]	20,000	20,000	0	0	*
Ramat Family Trust[83]	174,800	174,800	0	0	*
Scott Rapfogel[84]	45,000	30,000	15,000	0	*
Sofin Raskin	400,000	200,000	200,000	0	*
William and Susan Reinhart[85]	50,000	50,000	0	0	*
Stephen A. Renaud[86]	850,202	0	850,202	0	*
Haig Rickerby	45,000	20,000	25,000	0	*
David M. Rickey Trust dated May 8, 2002 [87]	40,000	25,000	15,000	0	*
Dave Rickey & Daughters Foundation Charitable Trust [88]	30,000	20,000	10,000	0	*
Kevin C. Roe[89]	94,215	50,000	0	44,215	*
Stephen O'Brien Roe[90]	96,542	50,000	0	46,542	*
Frank Ronchetti	10,000	5,000	5,000	0	*
Sheldon Rose	40,000	40,000	0	0	*
Edward Rosenthal	25,000	25,000	0	0	*
Lindsay A. Rosenwald	200,000	100,000	100,000	0	*
Allan Rothstein	25,000	25,000	0	0	*
Stanton J. Rowe	160,000	160,000	0	0	*
Eric Rubenstein[91]	121,209	0	121,209	0	*
Jonathan Rubinstein & Amy Stevenson [92]	50,000	50,000	0	0	*
Sack Family Investment Fund[93]	250,000	200,000	50,000	0	*
Charles A. Saenger[94]	50,000	25,000	25,000	0	*
Leo C. Saenger, Jr.	100,000	50,000	50,000	0	*
Leo Christopher Saenger, III	145,952	25,000	25,000	95,952	*
Daniel Salvas	50,000	50,000	0	0	*
Kally and Nick Savvas[95]	5,000	5,000	0	0	*
Robert Schoenbacher	33,500	33,500	0	0	*
Benjamin D. Schulman	62,500	50,000	12,500	0	*
Dean and Elisabeth Sebby	25,000	25,000	0	0	*
Aaron Segal[96]	29,580	0	29,580	0	*
Lee J. Seidler Revocable Trust[97]	125,000	100,000	25,000	0	*
Donald P. Sesterhenn	33,000	33,000	0	0	*
Boris Shames	15,000	15,000	0	0	*
Kevin L. Shearan	100,000	100,000	0	0	*
Barry Shemaria	12,500	0	12,500	0	*
Samuel Sherman[98]	952,885	300,000	450,000	202,885	*
Steven Sherman[99]	3,080,771	1,000,000	1,500,000	580,771	*
Michael Silverman100	850,203	0	850,203	0	*
Steven J. Silverman	262,500	262,500	0	0	*
Terry J. Siman	36,900	36,900	0	0	*
Simpson Family Trust101	96,542	50,000	0	46,542	*
Casimir S. Skrzypczak	20,000	20,000	0	0	*
John D. Smith	50,000	50,000	0	0	*
Richard E. Stites	125,000	100,000	25,000	0	*
David & Susan Stollwerk102	62,500	50,000	12,500	0	*
William N. Strawbridge	80,000	80,000	0	0	*
Clayton A. Struve	350,000	150,000	200,000	0	*
Scott Summit	40,000	20,000	20,000	0	*
Brian and Karen Sundheim103	50,000	35,000	15,000	0	*
Swiftwater FOF, LLC104	500,000	0	500,000	0	*
Garretson B. Trudeau	135,000	85,000	50,000	0	*
Venture Lending & Leasing VI, LLC105	1,371,328	0	225,000	1,146,328	1.0%
Andreas Von Buchwaldt	125,000	125,000	0	0	*

9

Selling Stockholder	Shares of common stock Beneficially owned Prior to the Offering	Shares of common stock owned Prior to this Offering and Registered hereby	Shares Issuable Upon Exercise of Warrants owned Prior To this Offering and Registered hereby[1]	Shares of common stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
Linda K. Wadensten	10,000	10,000	0	0	*
John V. Wagner, Jr.	100,000	100,000	0	0	*
Warberg WF III L.P.106	377,239	377,239	0	0	*
Christopher Washburn	40,000	40,000	0	0	*
James L. & Carolyn J. Welch	100,000	75,000	25,000	0	*
Lance A. White107	97,842	50,000	0	47,842	*
Craig Whited	550,000	300,000	250,000	0	*
Michael L. & Solange Whitehead108	50,000	40,000	10,000	0	*
James H. Wiesenberg TTEE U/A Dtd. 12/27/2006 by Wiesenberg Admin Trust109	16,000	16,000	0	0	*
Jason M. Willis & Amanda K. Willis 110	50,000	50,000	0	0	*
Michael L. & Sharon D. Willis111	300,000	300,000	0	0	*
Jackson L. Wilson, Jr.	200,000	200,000	0	0	*
Ariel & Ella Yarnitsky	200,000	200,000	0	0	*
Thomas Zahavi	75,000	75,000	0	0	*
Dov Soloman Zakheim	50,000	25,000	25,000	0	*
Stefan Ziegler	400,000	300,000	100,000	0	*
Michael Zimmerman	15,000	15,000	0	0	*

1	An aggregate of 13,125,800 of the shares of common stock being offered by the selling security holders are issuable upon exercise of common stock purchase warrants.
2	Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying common stock purchase warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus (if any) are not sold.
3	Percentages are based on 109,227,739 shares of common stock issued and outstanding as of the Determination Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying shares of preferred stock, options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after the Determination Date are deemed outstanding for computing the percentage of the person holding such shares of preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.
4	Larry Haimovitch is the trustee of the 2000 Separate Property Revocable Trust U/A/D 5/9/2000 and has sole voting and investment power over the shares held thereby.
5	Aleksander Ablovatskiy is a former employee of Gottbetter & Partners, LLP, which previously served as legal counsel to the Company at the time of the 2014 Offering.
6	Vadim Pushkarev has Power of Attorney of Animeros Enterprises Limited and has sole voting and investment power over the shares owned thereby.
7	Horst J. Pudwill is the director of B&H Electronics (H K) Limited and has sole voting and investment power over the shares owned thereby.
8	Michael K. Barber and Julie K. Barber are joint tenants and have equal voting and investment power over the shares owned thereby.
9	Hester L. Bell and Lon E. Bell are the trustees of the Bell Family Trust dated 2/2/1995 as Amended, Hester L. Bell & Lon E. Bell, Trustees and have shared voting and investment power over the shares owned thereby.
10	David W. Bernhardt and Clelia Bernhardt are joint tenants and have equal voting and investment power over the shares owned thereby.
11	Vito Bialla is the Chief Executive Officer and trustee of Bialla & Associates, Inc. Pension and Profit Sharing Plan and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the 2014 Offering.
12	Hugh Regan is the Manager of Bionic Partners, LLC and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the 2014 Offering.
13	Shares beneficially owned includes shares held by Jonathan & Gina Blatt which do not relate to shares purchased in the 2014 Offering.
14	H. Joshua Blatt is the trustee of Jonathan & Gina Blatt Children’s Trust and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares held by Jonathan & Gina Blatt Children’s Trust which do not relate to shares purchased in the 2014 Offering.

10

15	Christopher J. Blum and Denise M. Blum are joint tenants with right of survivorship and have equal voting and investment power over the shares owned thereby.
16	Gregory J. Borca and Heidi H. Borca are joint tenants and have equal voting and investment power over the shares owned thereby.
17	David Daniel Boren is a member of the Board of Directors of the Company. Shares beneficially owned includes options to purchase 146,626 of common stock currently exercisable or exercisable within 60 days of the Determination Date, warrants to purchase 20,000 shares of common stock currently exercisable and 20,000 shares of common stock.
18	Shaye Hirsch is the director of Brio Capital Master Fund Ltd. and has sole voting and investment power over the shares owned thereby.
19	Scott Cardone is an affiliate of a broker-dealer which acted as a sub-agent in the 2014 Offering. Mr. Cardone received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
20	O. Stuart Chase is the Headmaster Emeritus of Allen Chase Foundation and has sole voting and investment power over the shares owned thereby.
21	Shares beneficially owned includes shares and warrants of Allen Chase Foundation for which O. Stuart Chase has sole voting and investment power over the shares owned thereby.
22	Jong Tae Choi is the custodian of Choi Family Trust dated March 15, 2001 and has sole voting and investment power over the shares owned thereby.
23	Jong T. Choi is the custodian of Jong T. Choi Roth IRA and has sole voting and investment power over the shares owned thereby.
24	Carl Bildner is the Member of Clem LLC and has sole voting and investment power over the shares owned thereby.
25	Howard Cowan is an affiliate of a broker-dealer. Mr. Cowan acquired the shares in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
26	Christopher Cozzolino is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Cozzolino received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
27	Nathan Fischel is the Chief Executive Officer and Fariba Ghodsian is the Chief Investment Officer of Dafna Lifescience LP and they have joint voting and investment power over the shares owned thereby.
28	Nathan Fischel is the Chief Executive Officer and Fariba Ghodsian is the Chief Investment Officer of Dafna Lifescience Market Neutral Ltd. and they have joint voting and investment power over the shares owned thereby.
29	Nathan Fischel is the Chief Executive Officer and Fariba Ghodsian is the Chief Investment Officer of Dafna Lifescience Select Ltd. and they have joint voting and investment power over the shares owned thereby.
30	Robert Dilfer was previously a financial consultant for the Company. Shares beneficially owned includes shares which do not relate to shares purchased in the 2014 Offering as well as warrants to purchase 1,359 shares of common stock.
31	Barrett S. DiPaolo is a former employee of Gottbetter & Partners, LLP, which previously served as legal counsel to the Company at the time of the 2014 Offering.
32	Robert S. Beadle is the President of Due Mondi Investments, Ltd. and has sole voting and investment power over the shares owned thereby.
33	Barbara J. Glenns is the President of EFD Capital Inc. Ms. Glenns received the warrants in the ordinary course of business for her own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
34	Mario Camia is the Chief Executive Officer of EMAC SRL and has sole voting and investment power over the shares owned thereby.
35	Roman Ryzkhov is the Managing Member of F&M Star Alliance, Inc. and has sole voting and investment power over the shares owned thereby.
36	Robert D. Burke, MD is the General Partner of Four JR Investments Ltd. and has sole voting and investment power over the shares owned thereby.
37	Irwin J. Frankel and Karen Frankel are joint tenants and have equal voting and investment power over the shares owned thereby.
38	John P. Funkey is the trustee of John P. Funkey Revocable Trust dtd 2/26/96 and has sole voting and investment power over the shares held thereby.
39	Ryan Chen is the Chief Financial Officer of Gibralt Capital Corporation and has sole voting and investment power over the shares owned thereby.
40	David Gubbay is the Manager of Gubbay Investments, LLC and has sole voting and investment power over the shares held thereby.
41	Pamela M. Baker is the Manager of H Investment Company LLC and has sole voting and investment power over the shares held thereby.
42	Marilyn Hamilton is a member of the Board of Directors of the Company. Shares beneficially owned includes options to purchase 181,547 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date, warrants to purchase 200,000 shares of common stock currently exercisable and 200,000 shares of common stock.

11

43	Kimberly Hanley is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Ms. Hanley received the warrants in the ordinary course of business for her own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
44	Matthew Rosenblum is the Managing Member of Hannah Rose Holdings LLC and has sole voting and investment power over the shares held thereby.
45	Robert W. Harrigan is an affiliate of a broker-dealer. Mr. Harrigan received the securities in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
46	Todd Harrigan is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Harrigan received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
47	Roland F. Hartman is the trustee of Roland F. Hartman - Revocable Trust between Roland F. Hartman and Roland T. Hartman Trust Dtd. 6/5/1998 and has sole voting and investment power over the shares owned thereby.
48	Jeffrey W. Hayzlett and Tamara Hayzlett are joint tenants and have equal voting and investment power over the shares owned thereby.
49	Anthony Heller is the President of Helmsbridge Holdings Limited and has sole voting and investment power over the shares held thereby.
50	Tim Hermann is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Hermann received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
51	Thomas Hillman is Vice President Corporate and Operations Finance of the Company.
52	Candy D'Azevedo Bathon is the trustee of Pauline M. Howard Trust and has sole voting and investment power over the shares owned thereby.
53	Shares beneficially owned include shares which do not relate to the shares purchased in the 2014 Offering, some of which are held by The Hunstock Living Trust dtd. July 18, 1995 for which Alan Hunstock and Patricia Hunstock are the co-trustees and have sole voting and investment power, and warrants to purchase 8,163 shares of common stock held by The Hunstock Living Trust dtd. July 18, 1995.
54	Howard A. Kalka and Susan Kalka are tenants in common and have equal voting and investment power over the shares held thereby.
55	Ryan Konik is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Konik received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
56	John C. Kroenig is an affiliate of a broker-dealer. Mr. Konik received the securities in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
57	Lori Guarini is the President of LGA Design Corp. and has sole voting and investment power over the shares owned thereby.
58	David Landskowsky is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Landskowsky received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
59	Shares beneficially owned include shares held by Angela Layton & Christopher Layton which do not relate to shares purchased in the 2014 Offering. Ms. Layton is an affiliate of a broker-dealer. Ms. Layton received the shares and warrants in the ordinary course of business for her own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
60	Shares beneficially owned include shares and warrants to purchase 1,359 shares of common stock held by David Eliot Levin and Juliet Scarpelli which do not relate to shares purchased in the 2014 Offering.
61	Shares beneficially owned includes shares and warrants to purchase 2,327 shares of common stock held by Rod Manning which do not relate to shares purchased in the 2014 Offering.
62	Paul Conway is the Director of Martillo Finance Limited and has sole voting and investment power over the shares owned thereby.
63	Ralph Pastore is the Manager of Mat 9 LLC and has sole voting and investment power over the shares owned thereby.
64	Lindsey McGrandy is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Ms. McGrandy received the warrants in the ordinary course of business for her own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
65	Charles Medici and Diane Medici are joint tenants and have equal voting and investment power over the shares held thereby.
66	Robert Merker is the Managing Member of the General Partner of Merker Family LP, and has sole voting and investment power over the shares owned thereby.
67	David Jonathan Merriman is the trustee of D. Jonathan Merriman Trust and has sole voting and investment power over the shares owned thereby. Mr. Merriman is an affiliate of a broker-dealer. The securities were acquired in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
68	Steven Evans is the trustee of Meryle Evans Family Trust and has sole voting and investment power over the shares held thereby.
69	Andrea Nathanson is a former employee of Gottbetter & Partners, LLP, which previously served as legal counsel to the Company at the time of the 2014 Offering.

12

70	Mario Camia is the Chief Executive Officer of Nervi Immobiliare SRL and has sole voting and investment power over the shares owned thereby.
71	John Cotter has sole voting and investment power over the shares owned by Nexus Direct IRA, LLC FBO John Cotter IRA #09-111251.
72	John H. Abeles is the Manager of the General Partner of Northlea Partners LLLP and has sole voting and investment power over the shares held thereby.
73	Michael Weiss is the Manager of the General Partner of Opus Point Healthcare Innovations Fund LP and has sole voting and investment power over the shares held thereby.
74	Mark Pacchini is the trustee of Mark Pacchini Rev. Living Trust dtd 8/21/92 and has sole voting and investment power over the shares owned thereby.
75	Lukas Partridge and Joanna Partridge are joint tenants and have equal voting and investment power over the shares owned thereby.
76	Claude M. Penchina is the trustee of Claude M. Penchina Revocable Trust and has sole voting and investment power over the shares held thereby.
77	Karl Stephen Post and Kelly Lynn Post are joint tenants and have equal voting and investment power over the shares owned thereby.
78	Martin Prinz is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Prinz received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
79	Philip Rabinovich is the Managing Partner of RMR Wealth Management, LLC and has sole voting and investment control over the shares held thereby. RMR Wealth Management, LLC is a registered investment advisor. RMR Wealth Management, LLC received the warrants as compensation for investment advisory services.
80	Rodney N. Schorlemmer is the Manager of RS & VS Ltd. and has sole voting and investment power over the shares held thereby.
81	Shares beneficially owned include shares of Stan Rabinovich c/f Benjamin Rabinovich UTMA, Stan Rabinovich c/f Jordan Rabinovich UTMA and Stan Rabinovich c/f Mia Rabinovich UTMA for which Stan Rabinovich is the custodian and has sole voting and investment power over the shares held thereby.
82	Stan Rabinovich is the custodian and has sole voting and investment power over the shares held thereby.
83	Charles S. Ramat is the trustee of Ramat Family Trust and has sole voting and investment power over the shares held thereby.
84	Scott Rapfogel is a former employee of Gottbetter & Partners, LLP, which previously served as legal counsel to the Company at the time of the 2014 Offering.
85	William L. Reinhardt and Susan I. Reinhardt are joint tenants and have equal voting and investment power over the shares owned thereby.
86	Stephen A. Renaud is an affiliate of a broker-dealer, and at the time of the 2014 Offering, was an affiliate of a broker-dealer which acted as placement agent in the 2014 Offering. Mr. Renaud received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
87	David Martin Rickey is the trustee of David M. Rickey Trust dated May 8, 2002 and has sole voting and investment power over the shares owned thereby.
88	David Martin Rickey is the trustee of Dave Rickey & Daughters Foundation Charitable Trust and has sole voting and investment power over the shares owned thereby.
89	Shares beneficially owned includes shares and warrants to purchase 2,720 shares of common stock held by Kevin Roe which do not relate to shares purchased in the 2014 Offering.
90	Shares beneficially owned includes shares and warrants to purchase 2,720 shares of common stock held by Stephen O’Brien Roe which do not relate to shares purchased in the 2014 Offering.
91	Eric Rubenstein is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Rubenstein received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
92	Jonathan Rubinstein and Amy Stevenson are joint tenants and have equal voting and investment power over the shares owned thereby.
93	Burton M. Sack is the Managing Member of Sack Family Investment Fund and has sole voting and investment power over the shares held thereby.
94	Shares beneficially owned includes shares held by Charles Saenger which do not relate to shares purchased in the 2014 Offering.
95	Nick Savvas and Kally Savvas are joint tenants and have equal voting and investment power over the shares owned thereby. Ms. Savvas is a former employee of Gottbetter & Partners, LLP, which previously served as legal counsel to the Company at the time of the 2014 Offering.
96	Aaron Segal is an affiliate of a broker-dealer which acted as sub-agent in the 2014 Offering. Mr. Segal received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
97	Lee J. Seidler is the trustee of Lee J. Seidler Revocable Trust dtd April 12, 1990 and has sole voting and investment power over the shares held thereby.
98	Samuel Sherman is the brother of Steven Sherman, who serves as Chairman of the Board of Directors of the Company.

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99	Steven Sherman serves as Chairman of the Board of Directors of the Company. Shares beneficially owned include options to purchase 175,000 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date, warrants to purchase 1,500,000 shares of common stock currently exercisable and 1,405,771 shares of common stock.
100	Michael Silverman is an affiliate of a broker-dealer, and at the time of the 2014 Offering, was an affiliate of a broker-dealer which acted as placement agent in the 2014 Offering. Mr. Silverman received the warrants in the ordinary course of business for his own account and, at the time of receipt, had no agreements or understandings with any person, directly or indirectly, to further distribute the securities.
101	Paul V. Simpson is the trustee of Simpson Family Trust and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares held by Simpson Family Trust and warrants to purchase 2,720 shares of common stock which do not relate to shares purchased in the 2014 Offering.
102	David Stollwerk and Susan Stollwerk are joint tenants and have equal voting and investment power over the shares held thereby.
103	Brian Sundheim and Karen Sundheim are joint tenants and have equal voting and investment power over the shares held thereby.
104	Adele Glenn Helmers is the Sole Managing Member of Swiftwater FOF, LLC and has sole voting and investment power over the shares owned thereby.
105	Shares beneficially owned includes shares and warrants to purchase 29,466 shares of common stock held which do not relate to shares purchased in the 2014 Offering. Shares beneficially owned also consists of warrants received by Venture Lending & Leasing VI, LLC in connection with its consent to the sale of the Bridge Notes (defined below) and waiver of certain events of default under the senior note payable agreement.
106	Daniel Warsh and Jonathan Blumberg are the Managers of Warberg WF III L.P. and have shared voting and investment powers over the shares owned thereby.
107	Shares beneficially owned include shares and warrants to purchase 1,359 shares of common stock held by Lance A. White which do not relate to shares purchased in the 2014 Offering.
108	Michael Whitehead and Solange Whitehead are joint tenants and have equal voting and investment power over the shares owned thereby.
109	James H. Wiesenberg is the trustee of the Wiesenberg Admin Trust U/A Dtd. 12/27/2006 and has sole voting and investment power over the shares held thereby.
110	Jason Michael Willis and Amanda Kathryn Willis are joint tenants and have equal voting and investment power over the shares owned thereby.
111	Michael L. Willis and Sharon D. Willis are joint tenants and have equal voting and investment power over the shares owned thereby.

USE OF PROCEEDS

We will not receive proceeds from sales of common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

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•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. We were at one time designated as a “shell company” under SEC regulations and consequently selling stockholders who wish to sell under Rule 144 must comply with additional requirements. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act’). Our Current Report on Form 8-K, which we filed on January 23, 2014 with the SEC, started the running of such one-year period.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

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Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, our common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

The following description is a general summary of the terms of our capital stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”). The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Articles of Incorporation and Bylaws because they, and not the summaries, define the rights of holders of shares of our capital stock. You can obtain copies of our Articles of Incorporation and our Bylaws by following the directions under the heading “Where You Can Find More Information.”

Authorized Capital Stock

We have authorized capital stock consisting of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of April 1, 2016, we had 109,227,739 shares of common stock issued and outstanding, and 9,258 shares of Series A convertible preferred stock issued and outstanding.

Common Stock

General

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting on the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, and payment of any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

OTC Markets

Our common stock is listed for quotation on the OTC Markets under the symbol “EKSO.”

Preferred Stock

General

We may issue shares of preferred stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors. Accordingly, our Board of Directors has created out of the authorized and unissued shares of our preferred stock, a series of preferred stock designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), the material terms of which are summarized below. On December 28, 2015, we issued 15,000 shares of Series A Preferred Stock.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), we do not believe that any provision of our Articles of Incorporation or By-Laws would delay, defer or prevent a change in control.

Series A Preferred Stock

Conversion; Beneficial Ownership Limitation.  Subject to certain ownership limitations as described below, a holder of shares of Series A Preferred Stock may convert the Series A Preferred Stock into shares of our common stock at any time after the initial issuance date at a conversion ratio determined by dividing the stated value of the Series A Preferred Stock (or $1,000) by the “Conversion Price.” The Conversion Price initially will be $1.01 per share, subject to adjustment as described below. On and after the close of business on the date of any such conversion, the holder converting such Series A Preferred Stock shall be deemed to be the holder of record of the common stock issuable upon such conversion, such Series A Preferred Stock shall cease to be outstanding, and all rights whatsoever with respect to such shares (except the right to receive the common stock) shall terminate.

Subject to limited exceptions, a holder of shares of Series A Preferred Stock will not have the right to convert any portion of its Series A Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

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Adjustments to Conversion Price.  The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, if we sell or grant any right to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock (subject to exceptions for certain exempt issuances, including issuances pursuant to equity compensation plans, certain issuances to consultants, issuances in connection with exercise or exchange of common stock equivalents already outstanding and issuances pursuant to strategic transactions or to strategic investors) at an effective price per share that is lower than the then Conversion Price of the Series A Preferred Stock, then the Conversion Price shall be further reduced to equal the effective price per share applicable to such sale.

Voting Rights.  Except as required by law, holders of the Series A Preferred Stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of 75% or more of the then outstanding shares of the Series A Preferred Stock, (1) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the certificate of designation, (2) amend our Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (3) increase the number of authorized shares of Series A Preferred Stock, or (4) enter into any agreement with respect to any of the foregoing.

Dividends.  Shares of Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our Board of Directors. The holders of the Series A Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Liquidation.  In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us, the assets of which constitute all or substantially all of the assets of our business, in a single transaction or series of transactions, the holders of Series A Preferred Stock shall be entitled to participate, on an as-if-converted-to-common stock basis, in any distributions to the holders of common stock.

Exchange Listing.  We do not plan on making an application to list the Series A Preferred Stock on any national securities exchange or other nationally recognized trading system.

Participation Rights.  We have granted the purchasers of our Series A Preferred Stock the right to participate in up to 40% of the securities that we may issue in any future capital raising transactions that we may undertake during the 12 months following the date we delivered the shares of Series A Preferred Stock to the purchasers, or December 28, 2015.

Options

Before the Merger, the Board of Directors adopted, and the stockholders approved, the 2014 Equity Incentive Plan, which provided for the issuance of incentive awards constituting up to 14,410,000 shares of common stock to officers, key employees, consultants and directors. In connection with the Merger, options to purchase Ekso Bionics common stock outstanding immediately prior to the Merger were converted into options to purchase an aggregate of 7,602,408 shares of Holdings issued under the 2014 Equity Incentive Plan.

On June 10, 2015, the Board submitted to the stockholders and the stockholders approved an amendment of the 2014 Plan to increase the maximum number of shares of common stock that may be issued under the Amended and Restated 2014 Equity Incentive Plan by 11,590,000 shares to 26,000,000 shares.

Warrants

In connection with the Series A financing, we issued warrants to purchase 14,851,486 shares of common stock of the Company at an exercise price of $1.25 per share with a five year term (the “2015 Warrants”). The exercise price of the 2015 Warrants is subject to customary adjustments for stock splits, stock dividends, recapitalizations and certain dilutive issuances. Subject to certain limitations, at any time while the 2015 Warrants are outstanding, the Company may call for cancellation all or any portion of the 2015 Warrants which have not been exercised for consideration per share equal to the Black Scholes value of the 2015 Warrant. In addition, the exercise price of the 2015 Warrants is subject to price-based anti-dilution adjustments until such time as the Company completes one or more qualified financings resulting in aggregate gross proceeds to the Company of at least $10 million. Each holder of a 2015 Warrant (each, a “Holder”) has contractually agreed to restrict its ability to exercise its 2015 Warrant such that the number of shares of Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock, provided, however, that upon 61 days’ prior notice to the Company, the Holder may increase such ownership limitation to 9.99%. In the event we consummate a fundamental transaction (as defined in the 2015 Warrant), then following such event, the Holders will be entitled to receive upon exercise of the 2015 Warrants the same kind and amount of securities, cash or property which the Holders would have received had they exercised the 2015 Warrants immediately prior to such fundamental transaction. Alternatively, the Holders will have the option to receive an amount of cash equal to the value of the remaining unexercised portion of the 2015 Warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

In connection with the Merger, the Company completed a private placement offering (the “PPO”) of 30,300,000 units (the “Units”) consisting of one share of common stock plus a warrant (the “PPO Warrants”) to purchase an additional share of common stock of the Company at $2.00 per share with a five year term. In November 2014, the Company consummated an offer to amend and exercise (the “Offer to Amend and Exercise”) its PPO Warrants at a temporarily reduced exercise price. Pursuant to the Offer to Amend and Exercise, an aggregate of 22,755,500 PPO Warrants were exercised by their holders at an amended exercise price of $1.00 per share.

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Included in the initial Unit sales were 5,000,000 Units that were issued upon conversion of $5,000,000 of Ekso Bionics’ senior subordinated secured convertible notes (the “2013 Bridge Notes”) issued to accredited investors in November 2013. In addition, investors in the 2013 Bridge Notes received warrants to purchase 2,500,000 shares of common stock at an exercise price of $1.00 per share for a term of three years (the “Bridge Warrants”) upon the closing of the Merger and the PPO. Bridge Warrants to purchase 125,000 shares of common stock have been previously exercised by their holders at an exercise price of $1.00 per share.

The placement agent for the PPO and its sub-agents were paid an aggregate commission of $3,030,000 and were issued warrants to purchase an aggregate of 3,030,000 shares of our common stock at $1.00 per share with a five year term (the “Agent Warrants”). Agent Warrants to purchase 48,700 shares of common stock have been previously exercised by their holders at an exercise price of $1.00.

Holders of warrants to purchase Ekso Bionics common stock prior to the Merger currently hold warrants to purchase 618,643 shares of common stock, which expire on May 20, 2020 and have an exercise price of $1.38 per share. These warrants may, at the option of the holders, be exercised on a “cashless exercise” basis, which means that in lieu of paying the aggregate exercise price for the shares being purchased upon exercise of the warrants for cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent these warrants are exercised on a “cashless exercise” basis.

Other warrants entitle their holder to purchase 225,000 shares of common stock, with a term of three years and an exercise price of $1.00 per share.

This summary descriptions of the warrants described above are qualified in their entirety by reference to the forms of such warrants filed as an exhibit to the registration statement of which this prospectus is a part.

Other Convertible Securities

As of the date hereof, other than the securities described above, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY, 11598, and its telephone number is (212) 828-8436.

Anti-Takeover Effects of Provisions of Nevada State Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

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In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless (a) the corporation’s board of directors approves the combination in advance or (b) the corporation’s board of directors and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His or her act or failure to act constituted a breach of his or her fiduciary duty as a director or officer; and

•	His or her breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022. At the time of the Merger and PPO, Adam S. Gottbetter was the owner of Gottbetter & Partners, LLP (“G&P”), Gottbetter Capital Group, Inc., Bretton James, Inc. and Gottbetter Capital Markets LLC, a registered broker-dealer (“GCM”). GCM acted as the placement agent for the PPO and received placement agent fees and warrants in accordance with an executed placement agent agreement. GCM and its designees received aggregate commissions of approximately $3,030,000 and warrants to purchase an aggregate of 3,030,000 shares of our common stock exercisable for a period of five years at a per share exercise price of $1.00. G&P previously served as counsel to us and received legal fees in accordance with an executed retainer agreement. G&P does not, and did not at the time of the PPO, act as legal counsel for GCM.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of OUM & Co., LLP, independent registered public accountants, upon authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

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Incorporation of documents by reference

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 14, 2016;
•	our Current Reports on Form 8-K filed on February 26, 2016 and April 7, 2016; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed on May 6, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Investor Relations, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201 Richmond, California 94804, (510) 984-1761.

You may also access the documents incorporated by reference in this prospectus through our website at www.eksobionics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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Ekso Bionics Holdings, Inc.

67,134,768 Shares of Common Stock

PROSPECTUS

              , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC registration fee	$23,304
Accounting fees and expenses	$10,000
Legal fees and expenses	$100,000
Miscellaneous	$25,000
Total	$158,304	*

* Previously paid in connection with filing of Registration Statement.

Item 15.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our By-Laws state that we shall indemnify every (i) present or former director, officer, employee or agent of us and (ii) any person who served at our request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Company, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to our best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to us, we will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper. The By-Laws

The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

In addition to our By-Laws, have entered into an Indemnification Agreement with each of our directors pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16.  Exhibits.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov .

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 15, 2014, by and among the Registrant, Acquisition Sub and Ekso Bionics, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

3.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2015)

3.2	Certificate of Merger of Ekso Bionics, Inc., with and into Acquisition Sub, filed January 15, 2014 (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

3.3	By-Laws of the Registrant (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed on December 23, 2015 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2015)

3.5	Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock, filed on April 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 7, 2016)

4.1	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 23, 2015)

5.1	Legal Opinion of Gottbetter & Partners, LLP (previously filed)

10.1	Indemnification Shares Escrow Agreement, dated as of January 15, 2014, by and among the Registrant, Nathan Harding and Gottbetter & Partners, LLP, as escrow agent (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.2	Split-Off Agreement, dated as of January 15, 2014, by and among the Registrant, PN Med Split Off Corp, Pedro Perez Niklitschek and Miguel Molina Urra (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

ii

10.3	General Release Agreement, dated as of January 15, 2014, by and among the Registrant, PN Med Split Off Corp, Pedro Perez Niklitschek and Miguel Molina Urra (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.4†	Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and stockholders party thereto (incorporated by reference from Exhibit 10.4 the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.5	Form of Subscription Agreement between the Registrant and the investors party thereto (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.6(a)	Form of Bridge Warrant and Warrant issued to Ekso Bionics’ prior lender for Common Stock of the Registrant (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.6(b)	Form of Amendment to Bridge Warrant and Warrant issued to Ekso Bionics’ prior lender for Common Stock of the Registrant, effective November 20, 2014 (incorporated by reference from Exhibit 10.6(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 )

10.7(a)	Form of Bridge Agent Warrant for Common Stock of the Registrant (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.7(b)	Form of Amendment to Bridge Agent Warrant for Common Stock of the Registrant, effective November 20, 2014 (incorporated by reference from Exhibit 10.7(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 )

10.8(a)	Form of PPO Warrant for Common Stock of the Registrant (incorporated by reference from Exhibit 1086 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.8(b)	Form of Amendment to PPO Warrant for Common Stock of the Registrant, effective November 20, 2014, with respect to Offer to Amend and Exercise (incorporated by reference from Exhibit 99.(a)(1)(c) to the Registrant’s Schedule TO filed on October 23, 2014)

10.8(c)	Form of Amendment to PPO Warrant for Common Stock of the Registrant, effective November 20, 2014, with respect to Anti-Dilution Amendment (incorporated by reference from Exhibit 99.(a)(1)(F) to the Registrant’s Schedule TO filed on October 23, 2014)

10.9(a)	Form of PPO Agent Warrant for Common Stock of the Registrant (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.9(b)	Form of Amendment to PPO Agent Warrant for Common Stock of the Registrant, effective November 20, 2014 (incorporated by reference from Exhibit 10.9(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 )

10.10	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.11(a)	Placement Agency Agreement, dated December 5, 2013, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.11(b)	First Amendment to Placement Agency Agreement, dated January 28, 2014, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 31, 2014)

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10.11(c)	Second Amendment to Placement Agency Agreement, dated October 21, 2014, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference from Exhibit 10.11(c) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 )

10.12†	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference from Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed on May 11, 2015)

10.13	Form of Director Option Agreement under 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.14 †	Form of Employee Option Agreement under 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.15 †	Employment Agreement, dated as of January 15, 2014, between the Registrant and Nathan Harding (incorporated by reference from Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.16†	Employment Agreement, dated as of January 15, 2014, between the Registrant and Max Scheder-Bieschin (incorporated by reference from Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.17 †	Employment Agreement, dated as of January 15, 2014, between the Registrant and Russ Angold (incorporated by reference from Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.18 †	Employment Agreement, dated as of January 15, 2014, between the Registrant and Frank Moreman (incorporated by reference from Exhibit 10.18 the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.19	Exclusive License Agreement, dated as of November 15, 2005, by and between The Regents of the University of California and Berkeley ExoTech, Inc., d/b/a Berkeley ExoWorks (incorporated by reference from Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.20	Exclusive License Agreement, dated as of July 14, 2008, by and between The Regents of the University of California and Berkeley ExoTech, Inc., d/b/a/ Berkeley Bionics and formerly d/b/a Berkeley ExoWorks (as amended by Amendment #1 to Exclusive License Agreement, dated as of May 20, 2009, by and between The Regents of the University of California and Berkeley Bionics) (incorporated by reference from Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.21	Lease, dated as of November 29, 2011, by and between FPOC, LLC and Berkeley Bionics, Inc., d/b/a Ekso Bionics (incorporated by reference from Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.22	Letter Agreement, dated as of November 12, 2013, by and between Gravitas Partners Ltd., Premium Capital Partners Ltd., and Ekso Bionics, Inc. (incorporated by reference from Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.23	Director Nomination Agreement dated as of January 15, 2013, among the Registrant, Ekso Bionics and CNI Commercial LLC (incorporated by reference from Exhibit 10.23 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.24	Form of Ekso Bionics’ Warrant to purchase shares of its common stock (converted under the Merger Agreement into warrants to purchase shares of the Registrant’s Common Stock) (incorporated by reference from Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.25 **	Government Field Cross License Agreement dated as of July 1, 2013 between Ekso Bionics and Lockheed Martin Corporation (incorporated by reference from Exhibit 10.25 to the Amendment No. 2 to the Registrations’ Current Report on Form 8-K filed March 31, 2014)

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10.26 **	Medical License Agreement dated as of July 1, 2013 between Ekso Bionics and Lockheed Martin Corporation (incorporated by reference from Exhibit 10.26 to the Amendment No. 2 to the Registrations’ Current Report on Form 8-K filed March 31, 2014)

10.27 **	Cross License Agreement dated as of July 1, 2013 between Ekso Bionics and Lockheed Martin Corporation (incorporated by reference from Exhibit 10.27 to the Amendment No. 2 to the Registrations’ Current Report on Form 8-K filed March 31, 2014)

10.28 †	Form of Non-Employee Director Indemnification Agreement (incorporated by reference from Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q filed on May 13, 2014)

10.29 †	Form of Executive Officer Indemnification Agreement (incorporated by reference from Exhibit 10.21 to the Registrant’s Quarterly Report on Form 10-Q filed on May 13, 2014)

10.30	Warrant Agent Agreement, dated October 21, 2014, by and between the Registrant and Katalyst Securities LLC (incorporated by reference from Exhibit 99.(d)(1) to the Registrant’s Schedule TO filed on October 23, 2014)

10.31	Warrant Agent Agreement, dated October 21, 2014, by and between the Registrant and EDI Financial, Inc. (incorporated by reference from Exhibit 99.(d)(2) to the Registrant’s Schedule TO filed on October 23, 2014)

10.32†	Employment Agreement, dated March 19, 2015, between the Registrant and Thomas Looby (incorporated by reference from Exhibit 10.32 to the Registrants Annual Report on Form 10-K for the year ended December 31, 2014 )

10.33	Form of Warrant to purchase shares of the Registrant’s common stock (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed December 24, 2015)

10.34	Securities Purchase Agreement dated December 23, 2015 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 24, 2015)

10.35	Placement Agency Agreement, dated December 23, 2015, by and among the Company and Ladenburg Thalmann & Co., Inc., as representative of the placement agents named therein (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 24, 2015)

10.36†	Nathan Harding Separation Agreement dated February 25, 2016 (incorporated by reference from Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed March 14, 2016)

10.37	Form of Amendment to Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 7, 2016)

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed March 14, 2016)

23.1*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included in signature page)

*Filed herewith

**Confidential Treatment has been requested as to certain portions of Exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.
†Management contract or compensatory plan or arrangement

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Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, California, on April 12, 2016.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Thomas Looby
Name:	Thomas Looby
Title:	Interim Chief Executive Officer (principal executive officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Looby and Max Scheder-Bieschin, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven Sherman	Director and Chairman of the Board	April 12, 2016
Steven Sherman

/s/ Dan Boren	Director	April 12, 2016
Dan Boren

/s/ Marilyn Hamilton	Director	April 12, 2016
Marilyn Hamilton

/s/ Jack Peurach	Director	April 12, 2016
Jack Peurach

/s/ Stanley Stern	Director	April 12, 2016
Stanley Stern

/s/ Amy Wendell	Director	April 12, 2016
Amy Wendell

/s/ Thomas Looby	Interim Chief Executive Officer	April 12, 2016
Thomas Looby	(principal executive officer)

/s/ Maximilian Scheder-Bieschin	Chief Financial Officer	April 12, 2016
Maximilian Scheder-Bieschin	(principal financial officer and principal accounting officer)